UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

March 24, 2006
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

311 Bonnie Circle
Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                           Entry Into A Material Definitive Agreement.

2006 Cash Incentive Compensation for Chief Executive Officer.

On March 24, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Watson Pharmaceuticals, Inc. (the “Company”) adopted a formula for determining whether to award a cash bonus to Allen Chao, Ph.D., the Company’s Chairman of the Board, President and Chief Executive Officer, for performance during the 2006 fiscal year. The formula is not contained in a formal written plan. A summary of the criteria the Committee will use to determine Dr. Chao’s bonus for fiscal year 2006 is as follows:

Dr. Chao will be eligible to receive a cash bonus of up to $1,200,000. Up to $800,000 will be based upon the Company achieving certain operating cash flow and gross profit targets, and up to $400,000 will be at the discretion of the Committee, taking into account:  (i) success in developing and executing plans acceptable to the Committee for retaining key executives, recruiting key executives as necessary, and further developing a succession plan for key executives; (ii) success in continuing to implement the Company’s quality improvement initiatives designed to enhance and improve the Company’s quality systems; (iii) success in implementing the Company’s strategic action plan; and (iv) such other relevant factors as the Committee, in its sole discretion, shall determine. The Committee will determine whether and to what extent a bonus will be paid for fiscal year 2006 after the end of 2006.

Stock Option Grant and Restricted Stock Award to Chief Executive Officer.

Effective March 24, 2006, the Committee authorized a grant of options to purchase 100,000 shares of common stock of the Company and an award of 48,000 shares of restricted stock under the under the Amendment and Restatement of the 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc. (the “Plan”), to Dr. Chao. The grant of options and award of restricted stock were authorized in connection with Dr. Chao’s performance during the year ended December 31, 2005. The stock options will be subject to the provisions of the Plan and shall: (a) become exercisable in four equal annual installments of 25,000 options commencing on March 24, 2007, and (b) once exercisable, remain exercisable for the shorter of the term of the options or two years after cessation as an employee of the Company. The restricted stock award will vest as follows and will be subject to the provisions of the Plan:

Number of Shares to be Vested	Date of Vesting
24,000	March 24, 2008
24,000	March 24, 2010

The options granted to Dr. Chao will be subject to such other terms and conditions as are contained in our form of option agreement on file with the SEC, including a ten year option term.  The Restricted Stock awarded to Dr. Chao will be subject to such other terms and conditions as are contained in our form of restricted stock agreement on file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2006.	WATSON PHARMACEUTICALS, INC.

	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary